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                                                                    EXHIBIT 10.1

                            OPTION PURCHASE AGREEMENT

         THIS AGREEMENT is dated as of September 24, 2002 and is by and between PFSWEB, INC., a Delaware corporation (the "Company") and C. CLIFF DEFEE, an individual (the "Holder").

         WHEREAS, the Holder is the holder of (i) an option to purchase 35,000 shares of Company common stock with an exercise price of $1.92 per share issued on August 15, 2000 and expiring on August 15, 2010 and evidenced by Certificate No. 0.072, (ii) an option to purchase 80,000 shares of Company common stock with an exercise price of $0.91 per share issued on December 5, 2001 and expiring on December 5, 2011 and evidenced by Certificate No. P1-006, (iii) an option to purchase 206,022 shares of Company common stock with an exercise price of $0.91 per share issued on December 5, 2001 and expiring on December 5, 2011 and evidenced by Certificate No. P2-019, and (iv) an option to purchase 10,000 shares of Company common stock with an exercise price of $0.84 per share issued on January 25, 2002 and expiring on January 25, 2012 and evidenced by Certificate No. 02.022 (all of the foregoing options being collectively referred to as the "Options"); and

         WHEREAS, as of September 24, 2002, the Holder was subject to a Qualifying Termination of employment (as defined in that certain Executive Severance Agreement between the Company and the Holder); and

         WHEREAS, the Holder has agreed to sell, transfer, assign and return to the Company, and the Company has agreed to purchase, acquire, redeem and cancel, an aggregate of 300,022 of the Options for the consideration hereinafter set forth;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

         1. The Holder does hereby sell, transfer, convey, assign and return to the Company for redemption and cancellation, free and clear of all liens, claims and encumbrances, all of the Holder's right, title and interest in, to and under all of the Options, except for 31,000 of the options having an exercise price of $0.91 per share issued on December 5, 2001 and expiring on December 5, 2011 and evidenced, in part, by Certificate No. P2-019 (said 31,000 options having vested prior to September 24, 2002 and being hereinafter referred to as the "Retained Options"), which shall not be subject to this Agreement and shall remain in full force and effect in accordance with their terms.

         2. In consideration of the sale, transfer, conveyance, assignment, redemption, cancellation and return of the aforesaid Options, the Company shall pay to the Holder the sum of Sixty Thousand Dollars ($60,000.00).

         3. The Holder shall return to the Company the original Certificates evidencing the Options (or, if applicable, an affidavit of lost certificate and indemnity satisfactory to the Company), and the Company shall pay to the Holder the aforesaid consideration and shall issue to the Holder a new certificate evidencing the 31,000 Retained Options. Such certificate for the Retained Options shall provide for an exercise price of $0.91 per share and an expiration date of December 5, 2011 and in all other respects the terms and provisions of the Retained Options shall continue and remain in full force and effect in accordance with their terms.

         4. The Holder represents and acknowledges that (i) except for the Options, he has no other options or rights to purchase or acquire any shares of Company common stock from the Company, (ii) except as set forth herein, he has not pledged, sold, transferred or assigned his right, title and interest in, to or under any of the Options and (iii) he has neither received nor relied upon any representation or warranty of the Company, or any agent or representative thereof, as to the present or future value of the Options, the Retained Options, the Company common stock or any other matter involving the Company or otherwise, including any tax, financial or legal advice.


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         5. No amendment, modification or waiver of any term or provision of this Agreement shall be valid or effective unless in writing and signed by the parties hereto. This Agreement may be executed in one or more counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, but all of the counterparts shall constitute one and the same instrument, and this Agreement shall be deemed effective on the date it is executed by the parties hereto. This Agreement and all of its provisions shall be binding on and inure to the benefit of the successors and assigns of the parties hereto. This Agreement constitutes the entire understanding of the parties, and supersedes all prior or contemporaneous agreements among them, with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto executed this Agreement as of the day and year first aforesaid.


                                                PFSWEB, INC.


                                                By:
                                                    -------------------------
                                                    Name:  Harvey H. Achatz
                                                    Title: Secretary


                                                ------------------------------
                                                C. Cliff DeFee


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